UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 7, 2008

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2008 the Board of Directors (the “Board”) of American Vanguard Corporation appointed David T. Johnson to the position of Chief Financial Officer and designated him principal financial officer and an executive officer. Until that date, the title of Chief Financial Officer had been held by James A. Barry. On that same date, the Board appointed Mr. Barry to the position of Chief Administrative Officer, Treasurer and Assistant Secretary. On March 10, 2008, the Corporation issued a press release announcing this change. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Johnson is 51 years of age. He was selected by the Corporation through a retained search and had no arrangement or understanding with any member of the Board regarding his appointment. He has had no transactions with any related person at the Corporation since the beginning of the Corporation’s last fiscal year, nor does he have any family relationship with any director or executive officer of the Corporation. He has held positions in finance over the course of the past 25 years. Over the past five years, Mr. Johnson has served in positions of increasing responsibility, culminating in that of Finance Director for Amcor Flexibles UK Ltd., a $400 million manufacturer of decorative packaging and a subsidiary of Amcor, an Australia-based multinational corporation.

Effective March 7, 2008, the Corporation entered into an Employment Agreement with Mr. Johnson which contains the following material terms: one year term; annual base salary of $240,000; in the event of termination without cause during the term of the agreement or the second full year of employment, Mr. Johnson will receive as severance pay an amount equal to his annual base salary. In addition, on March 7, 2008, Mr. Johnson was awarded incentive stock options to purchase 6,779 shares of common stock with a strike price of $14.75 per share, which options will vest in equal tranches on each of the first, second and third anniversary of the date of award as per the terms of an Incentive Stock Option Agreement. Finally, the Corporation and Mr. Johnson entered into a Change in Control Severance Agreement dated March 7, 2008 which provides, among other things, that if during the Change in Control Period (which expires December 31, 2008), there is a Change of Control (as defined therein) and the Corporation terminates Mr. Johnson’s employment without cause, then he will be entitled to receive (subject to the terms thereof) two times his base annual salary, continuation of medical benefits for 24 consecutive months, and an acceleration of his options or rights to acquire securities of the Corporation.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 5.02, 5.03 and 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Corporation has approved an amendment to the Corporation’s Amended and Restated Bylaws (the “Bylaws”) effective March 31, 2008 to allow for the Company’s shares of stock to be uncertificated and, as such, to be eligible for participation in a direct registration system (“DRS”). The Bylaws previously stated that every holder of stock of the Company was entitled to a certificate. The amendment to the Bylaws is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events

On March 10, 2008, American Vanguard Corporation issued a press release announcing that its Board had declared a cash dividend of $0.05 per share of common stock to be distributed on April 15, 2008 to shareholders of record as of March 31, 2008. The full text of that press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated March 10, 2008 of American Vanguard Corporation concerning the appointment of a new Chief Financial Officer.

Exhibit 99.2	Amendment to the Corporation’s Amended and Restated Bylaws.

Exhibit 99.3	Press release dated March 10, 2008 of American Vanguard Corporation concerning the declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: March 11, 2008	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release dated March 10, 2008 of American Vanguard Corporation concerning the appointment of a new Chief Financial Officer.

Exhibit 99.2	Amendment to American Vanguard Corporation’s Amended and Restated Bylaws.

Exhibit 99.3	Press release dated March 10, 2008 of American Vanguard Corporation concerning the declaration of a cash dividend.